As filed with the Securities and Exchange Commission on October 15, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THERAPEUTICSMD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	87-0233535
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

6800 Broken Sound Parkway NW, Third Floor

Boca Raton, FL 33487

(Address of Principal Executive Offices) (Zip Code)

AMHN, Inc. 2009 Long Term Incentive Compensation Plan, as amended

TherapeuticsMD, Inc. Amended and Restated 2012 Stock Incentive Plan

(Full Title of the Plan)

Daniel A. Cartwright

Chief Financial Officer, Vice President of Finance, and Treasurer

TherapeuticsMD, Inc.

6800 Broken Sound Parkway NW, Third Floor

Boca Raton, FL 33487

(561) 961-1900

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Robert S. Kant, Esq.

Greenberg Traurig, LLP

2375 East Camelback Road, Suite 700

Phoenix, Arizona 85016

(602) 445-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001	13,276,293 shares(2)	$1.06(3)	$14,072,870.58	$1,812.59
Common Stock, par value $0.001	11,723,707 shares(4)	$3.65(5)	$42,791,530.55	$5,511.55
Common Stock, par value $0.001	1,625,000 shares(6)	$2.97(3)	$4,826,250.00	$621.62
Common Stock, par value $0.001	8,375,000 shares(7)	$3.65(5)	$30,568,750.00	$3,937.26

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that may become issuable under the AMHN, Inc. 2009 Long Term Incentive Compensation Plan, as amended (the “LTIP”) and the TherapeuticsMD, Inc. Amended and Restated 2012 Stock Incentive Plan (the “2012 SOP”) by reason of any stock dividend, stock split, recapitalization, or any other similar transaction that results in an increase in the number of outstanding shares of common stock of the Registrant.

(2)	Represents shares of common stock reserved for issuance pursuant to awards currently outstanding under the LTIP.
(3)

The proposed maximum offering price per share was computed in accordance with Rule 457(h) promulgated under the Securities Act and represents the weighted-average price per share of outstanding awards under the LTIP and the 2012 SOP, as applicable.

(4)	Represents shares of common stock issuable under the LTIP.
(5)

The proposed maximum offering price per share was calculated solely for the purpose of this offering under Rules 457(c) and 457(h) promulgated under the Securities Act, based upon the average of the high and low sales prices of the Registrant’s common stock on October 8, 2013 as reported on the NYSE MKT.

(6)	Represents shares of common stock reserved for issuance pursuant to awards currently outstanding under the 2012 SOP.
(7)	Represents shares of common stock issuable under the 2012 SOP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be delivered to participants of the AMHN, Inc. 2009 Long Term Incentive Compensation Plan, as amended (the “LTIP”) and the Therapeutics MD, Inc. Amended and Restated 2012 Stock Incentive Plan (the “2012 SOP”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not required to be, and are not, filed with the Commission either as part of this registration statement filed on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

TherapeuticsMD, Inc. (the “Registrant”) hereby incorporates by reference into the Registration Statement the following documents previously filed with the Commission:

(a)	Annual Report on Form 10-K for the Registrant’s fiscal year ended December 31, 2012, filed on March 12, 2013;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, filed on May 10, 2013, and June 30, 2013, filed on August 7, 2013;

(c)

Current Reports on Form 8-K, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, filed on January 25, 2013, February 6, 2013, March 15, 2013, April 23, 2013, May 16, 2013, August 22, 2013, September 24, 2013, and September 25, 2013 (two reports filed); and

(d)

The description of the Registrant’s common stock included under the heading “Description of Common Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-186189), as filed with the Commission on January 25, 2013, including exhibits, which description has been incorporated by reference in Item 1 of the Registrant’s Form 8-A (File No. 001-00100), as filed with the Commission on April 22, 2013, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in the Registration Statement shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained in the Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in the Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Registrant is a Nevada corporation and is generally governed by the Nevada Private Corporations Code, Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502 of the NRS permits a corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to Section 78.138 of the NRS, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

The Registrant’s amended and restated articles of incorporation provide that it may indemnify, to the full extent permitted by the provisions of the NRS, all directors and officers, employees, and/or agents. The Registrant’s amended and restated articles of incorporation further provide that a director or officer of the Registrant shall not be personally liable to the Registrant or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the NRS.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index and incorporated herein by reference.

Item 9.	Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton, state of Florida, on October 15, 2013.

THERAPEUTICSMD, INC.

By:	/s/ Daniel A. Cartwright
Daniel A. Cartwright Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of TherapeuticsMD, Inc., hereby severally constitute and appoint Robert G. Finizio and Daniel A. Cartwright, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Robert G. Finizio	Chief Executive Officer and Director	October 15, 2013
Robert G. Finizio	(Principal Executive Officer)

/s/ John C.K. Milligan, IV	President, Secretary, and Director	October 15, 2013
John C.K. Milligan, IV

/s/ Daniel A. Cartwright	Chief Financial Officer, Vice President	October 15, 2013
Daniel A. Cartwright	of Finance, and Treasurer
(Principal Financial Officer)

/s/ Brian Bernick, M.D.	Chief Medical Officer and Director	October 15, 2013
Brian Bernick, M.D.

/s/ Tommy G. Thompson	Chairman of the Board	October 15, 2013
Tommy G. Thompson

/s/ Samuel A. Greco	Director	October 15, 2013
Samuel A. Greco

/s/ Cooper C. Collins	Director	October 15, 2013
Cooper C. Collins

/s/ Robert V. LaPenta, Jr.	Director	October 15, 2013
Robert V. LaPenta, Jr.

/s/ Jules A. Musing	Director	October 15, 2013
Jules A. Musing

/s/ Nicholas Segal	Director	October 15, 2013
Nicholas Segal

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Securities Purchase Agreement (1)

4.2	Form of Certificate of Common Stock (2)

5.1	Opinion of Greenberg Traurig, LLP*

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

23.2	Consent of Rosenberg Rich Baker Berman & Company, independent registered public accounting firm*

24.1	Power of Attorney (included on signature page)

99.1	AMHN, Inc. 2009 Long Term Incentive Compensation Plan, as amended*

99.2	TherapeuticsMD, Inc. Amended and Restated 2012 Stock Incentive Plan (3)

*	Filed herewith.
(1)	Filed as an exhibit to Form 8-K filed with the Commission on October 2, 2012 and incorporated herein by reference.
(2)	Filed as an exhibit to Form S-3 filed with the Commission on January 25, 2013 and incorporated herein by reference.
(3)	Filed as an exhibit to Form 8-K filed with the Commission on August 22, 2013 and incorporated herein by reference.